EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                             17388 CORPORATION INC.

The undersigned, BRUNA COMPAGNONI, does hereby certify as follows:

     1. I am the President and Secretary of 17388 CORPORATION INC., a Nevada corporation.

     2. The original Articles of Incorporation of ADVANCED REHAB TECHNOLOGY CORPORATION, were filed with the Secretary of State of Nevada on August 13, 1997.

     3. That the Board of Directors of said corporation via an Action By Unanimous Written Consent of Board of Directors effective as of April 23rd 2003, adopted a resolution to amend the Articles of Incorporation of the corporation as follows:

               ARTICLE FIRST is hereby amended to read as follows:

                     FIRST:  The name of the corporation is:

                             TRANS ENERGY GROUP INC.

     4. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 9,805,771; that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        /s/ Bruna Compagnoni
DATED: November 23rd 2003               -----------------------------
                                        BRUNA COMPAGNONI
                                        President and Secretary